Exhibit 10.10

COMMERCIAL GUARANTY

THIS COMMERCIAL GUARANTY (as the same may from time to time be amended, restated or otherwise modified, “Guaranty”) is made as of the 28th day of April, 2010, by CAMELOT ENTERTAINMENT GROUP, INC., a Delaware corporation, having a usual place of business at 8001 Irvine Center Drive, Suite 400, Irvine, California 92618, and its successors and assigns (“Guarantor”), in order to induce CMBG Advisors, Inc., a California corporation in its capacity as assignee for the benefit of creditors of Liberation Entertainment, Inc. (“Seller”) to sell and assign the assets of Liberation Entertainment, Inc. (the “Assets”) to CAMELOT FILM GROUP, INC., a Nevada corporation in good standing in the State of California, with a place of business at 10 Universal City Plaza NBC/Universal Building, 20th Floor, Universal City, CA 91608(“CFG”) pursuant to that certain Asset Purchase Agreement signed contemporaneously with this Guaranty (the “Asset Purchase Agreement”), and in consideration thereof, and other good and valuable consideration, hereby unconditionally and absolutely guarantees the punctual and full performance of all Obligations (as hereinafter defined) of  CFG to Seller.

As used herein, “Obligations” means all of CFG’s obligations to Seller under the Asset Purchase Agreement.

Consideration.   Guarantor, as the sole shareholder of CFG, deems it to be in the direct pecuniary and business interests of Guarantor that Seller sell the Assets to CFG, and understands that Seller is willing to sell such Assets to CFG only upon certain terms and conditions, one of which is that Guarantor guarantee the payment and performance of the Obligations, and this Guaranty is being executed and delivered in consideration of Seller selling the Assets to CFG and for other valuable consideration. Guarantor acknowledges that the consideration for this Guaranty is not a mere recital and is adequate regardless of actual amount.

Unconditional Guaranty.  Guarantor hereby absolutely and unconditionally guarantees the due and punctual payment and performance of the Obligations.  If the Obligations, or any part thereof, shall not be delivered, performed or paid in full when due and payable, then the Seller shall have the right to proceed directly against Guarantor to collect the payment in full or enforce performance of the Obligations. This is a guaranty of payment and performance and not merely a guaranty of collection, and Guarantor hereby waives each and every guarantorship and suretyship defense, generally unless otherwise herein agreed.  The “Obligor” means any entity, or any of its property, that is or shall be obligated on the Obligations or any part thereof in any manner and includes, without limitation, CFG or Guarantor, and any other co-maker, endorser, guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or any hypothecator of property.

Payments.  Whenever Seller shall credit any payment to the Obligations or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantor unless and until the payment shall be final and valid as to all the world.  Without limiting the generality of the foregoing, Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other person, Seller, in each case, may reverse any entry relating thereto on its books and Guarantor shall remain liable therefore.

Continuing Guaranty.  Regardless of the duration of time, and irrespective of any act, omission or course of dealing whatever on the part of Seller, Guarantor's liabilities and other obligations under this Guaranty shall remain in full effect until the payment in full of the Obligations.  Without limiting the generality of the foregoing:

(a)           Seller shall not at any time be under any duty to Guarantor to grant any financial accommodation to CFG, irrespective of any duty or commitment, if any, of Seller to CFG, or to follow or direct the application of the proceeds of any such financial accommodation except to the extent otherwise provided herein.

(b)           Guarantor waives (i) notice of the incurring of any Obligations by CFG or the terms and conditions thereof, and (ii) presentment, demand for payment and notice of dishonor of the Obligations or any part thereof, or any other indebtedness incurred by CFG to Seller.  However, Guarantor does not waive any other notice to which Guarantor might be entitled under any other agreement between Guarantor and Seller, and Seller hereby agrees to provide any such notices to Guarantor.

(c)           Seller, in its sole discretion, may, without any prejudice to its rights under this Guaranty, at any time or times, without notice to or the consent of Guarantor (i) grant CFG whatever financial accommodations that Seller may from time to time deem advisable, even if CFG might be in default in any respect and even if those financial accommodations might not constitute indebtedness the payment of which is guaranteed hereunder; (ii) assent to any renewal, extension, consolidation or refinancing of the Obligations or any part thereof; (iii) grant any waiver or consent or forbear from exercising any right, power or privilege that Seller may have or acquire; (iv) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing the Obligations or pursuant to which the Obligations is created; or (v) grant any other indulgence to any Obligor.

(d)           Guarantor's liabilities and other obligations under this Guaranty shall be absolute and unconditional, irrespective of any lack of validity or enforceability of any of the Obligations.

(e)           Without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by applicable law, Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839 (with respect to offers of performance only), 2845, 2848, 2849, 2850, 2899 and 3433.

Warranties.  Guarantor represents and warrants that (a) Guarantor has legal power and right to execute and deliver this Guaranty and to perform and observe the provisions hereof; (b) this Guaranty, when executed, is legal and binding upon Guarantor in every respect; (c) no litigation or proceeding is pending or threatened against Guarantor before any court or any administrative agency that would materially adversely affect Guarantor’s obligations to the Seller hereunder; (d) Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that Guarantor has incurred to Seller; (e) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Guaranty to Seller; and (f) Guarantor does not intend to, nor does Guarantor believe that Guarantor will, incur debts beyond Guarantor's ability to pay such debts as they mature.

Solvency of Obligor.  Without limiting the generality of any of the other provisions hereof, Guarantor specifically agrees that upon the dissolution of any Obligor and/or the filing or other commencement of any bankruptcy or insolvency proceedings by, for or against any Obligor, including without limitation, any assignment for the benefit of creditors or other proceedings intended to liquidate or rehabilitate any Obligor, and if  CFG and other Obligors, as the case may be, are not paying the Obligations pursuant to the terms of the Asset Purchase Agreement in the order of priorities set forth in this Guaranty, then Seller, in its sole discretion, may declare the unpaid principal balance of and accrued interest on the Obligations to be forthwith due and payable in full without notice.  Upon the occurrence of any of the events enumerated in the immediately preceding sentence, Guarantor shall, upon Seller's demand, whenever made, pay to Seller an amount equal to the then unpaid principal balance of the Obligations.

Waiver.  To the extent permitted by law, Guarantor waives any claim or other right that Guarantor might now have or hereafter acquire against CFG or any other Obligor that arises from the existence or performance of Guarantor's liabilities or the Obligations under this Guaranty, including, without limitation, any right of subrogation, exoneration, indemnification, and any right to participate in any claim or remedy of Seller against CFG, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.  All rights of Guarantor against CFG arising as a result of the payment or performance by Guarantor of any Obligations shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by Guarantor until, prior payment in full of all of the Obligations.

Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered at the address specified on the front page of this Guaranty.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Guarantor to Seller pursuant to any of the provisions hereof shall not be effective until received by Seller.

Successors and Assigns.  This Guaranty shall bind Guarantor and Guarantor's successors and assigns, and shall inure to the benefit of Seller and its successors and assigns.  If, at any time, one or more provisions of this Guaranty is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  This Guaranty constitutes a final written expression of all of the terms of this Guaranty, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof.  The relationship between Guarantor and Seller with respect to this Guaranty is and shall be solely that of debtor and creditor, respectively, and, except as otherwise provided herein, Seller shall have no fiduciary obligation toward Guarantor with respect to this Guaranty or the transactions contemplated hereby; provided, however, that Seller shall have an obligation to act in good faith toward Guarantor with respect to this Guaranty or the transactions contemplated hereby.

Savings Clause.  Notwithstanding anything to the contrary herein, the Guarantor’s obligations hereunder shall not exceed the maximum amount that would not be subject to avoidance under fraudulent conveyance, fraudulent transfer, and other similar laws.

Governing Law.  The provisions of this Guaranty and the respective rights and duties of Guarantor and Seller hereunder shall be governed by and construed in accordance with California law and any applicable federal laws.  Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any California state or federal court sitting in Los Angeles County, over any action or proceeding arising out of or relating to this Guaranty, or any document related to the Obligations, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California state or federal court.  The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

Executed as of the date set forth above.             CAMELOT ENTERTAINMENT GROUP, INC.

BY: /s/  Robert P. Atwell
Robert P. Atwell, CEO